                                                                    EXHIBIT 3.2

                                     AMENDED

                                   REGULATIONS

                                       OF

                             COOPER INDUSTRIES, INC.

                            AS ADOPTED APRIL 26, 1988



                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS


SECTION 1. 1.  Annual Meeting.

     The annual meeting of the shareholders of the Company for the election of directors and the transacting of such other business as shall be specified in the notice of the meeting shall be held on the last Tuesday in April of each year or on such other date as the directors may determine.

SECTION 1.2.  Special Meetings.

     Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or by a Vice President, or by action of the directors at a meeting, or by a writing signed by a majority of the directors in office, or by shareholders holding twenty-five percent or more of the outstanding shares entitled to vote thereat, or by such shareholders and in such manner as the Articles of Incorporation may provide.

SECTION 1.3.  Place of Meetings.

     All meetings of the shareholders shall be held at the principal office of the Company in the City of Mount Vernon, Ohio, or at such other place in or outside the State of Ohio, and at such time as may be designated by the Chairman of the Board or the President and specified in the notice of meeting.

SECTION 1.4.  Notice of Meetings.

     Written notice of each annual or special meeting of the shareholders, stating the time, place, and purposes thereof, shall be given to each shareholder of record as of the applicable record date who is entitled to vote thereat, by mailing the same, not less than ten days before the date of the meeting, to his address as it appears on the records of the Company. Any shareholder may waive any notice required to be given by law, the Articles, or the Regulations, and the attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

SECTION 1.5.  Quorum.

     Unless the Articles of Incorporation otherwise provide, the holders of shares entitling them to exercise a majority of the voting power of the Company shall constitute a quorum to hold a meeting of the shareholders; provided that at any meeting duly called, whether or not a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn such meeting from time to time without notice other than by announcement at such meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 2.1.  Number; Election; Term.

     The number of directors shall be not less than nine nor more than fifteen, as determined by the affirmative vote of a majority of the shares present or represented and entitled to vote for directors at a duly called and held meeting. In addition to the authority of the shareholders to fix or change the number of directors, by a majority vote of the directors in office the directors of the Corporation may change the number of directors and may fill any director's office that is created by an increase in the number of directors. No reduction shall have the effect of shortening the term of any incumbent director and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders or by the directors by vote as aforesaid. The directors shall be divided into three classes, each class to consist of three or more directors as determined by the affirmative vote of a majority of the shares present or represented and entitled to vote for directors at a duly called and held meeting, but no reduction shall have the effect of shortening the term of any incumbent director and the number of directors in any class shall not exceed by more than two the number in any other class. The term of office of each director shall be until the third Annual Meeting following his election (but not in excess of 3 years) and until the election and qualification of his successor. In case of a vacancy among the directors of any class, the vacancy may be filled for the unexpired term by vote of a majority of the remaining directors, irrespective of class. During any vacancy in the Board of Directors, the remaining directors shall have full power to act as the Board of Directors of the Company. No director shall be removed without an 80% vote of the voting power of the Corporation in favor of such removal, unless a majority of the Board of Directors has previously voted in favor of said removal, in which case the shareholder voting requirements specified under the Ohio General Corporation Law shall apply.

SECTION 2.2.  Quorum.

     A majority of the directors in office at the time shall constitute a quorum for a meeting of the directors; provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place within or without the State of Ohio, without notice other than by announcement at the meeting. At such meeting of the directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present.

SECTION 2.3.  Organization Meeting.

     Immediately after each annual meeting of the shareholders, or special meeting held in lieu thereof, the directors, if a quorum is present, shall hold an organization meeting at the place designated by the Chairman of the Board, the President or a Vice President, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

SECTION 2.4.  Regular Meetings.

     Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

SECTION 2.5.  Special Meetings.

     Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the President, a Vice President, or at least one-third of the directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than forty-eight hours prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending such meeting, and may be waived in writing or by telegram by any director either before or after such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

SECTION 2.6.  Compensation.

     The directors are authorized to fix a reasonable compensation for directors and to provide a fee and reimbursement of expenses for attendance at any meeting of the directors to be paid to each director who is not otherwise a salaried officer or employee of the Company.

                                   ARTICLE III

                                   COMMITTEES

     SECTION 3. 1. The directors at any time may elect from their number an executive committee and other committees, each of which shall consist of not less than three directors. Each member of such committee shall hold office at the pleasure of the directors and may be removed by the directors at any time with or without cause. Vacancies occurring in the committee may be filled by the directors. During any vacancy on a committee, the remaining members shall have full power to act as the committee. Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the directors, and, if no such rules shall have been prescribed, the rules applicable to calling and holding directors' meetings shall apply to the committee meetings. A quorum for any meeting of a committee shall consist of not less than a majority of the members in office at the time and at each meeting of the committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members present. Except as the executive committee's powers and duties may be limited or otherwise prescribed by the directors, the executive committee, during the intervals between the meetings of the directors, shall possess and may exercise all of the powers of the directors in the management and control of the business and property of the Company; and other committees shall have such powers of the directors as shall be from time to time delegated to them by the Board of Directors; provided, however, that no committee shall be empowered to elect directors to fill vacancies among the directors or on any committee of the directors. Subject to said exceptions, persons dealing with the Company shall be entitled to rely upon any action of a committee with the same force and effect as though such action had been taken by the directors. Subject to the rights of third persons, any action of a committee shall be subject to revision or alteration by the directors. The directors are authorized to fix a reasonable compensation for members of the committees.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4. 1.  Officers Designated.

     The directors at their organization meeting shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and in their discretion a Chairman of the Board, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may see fit. The President and the Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such officers other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

SECTION 4.2.  Tenure of Office.

     The officers of the Company shall hold office until the next organization meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death, or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy in any office, however created, may be filled by election by the directors.

SECTION 4.3.  Chairman of the Board.

     The Chairman of the Board, if any, shall have such powers and duties as appertain to that office and as may be prescribed by the directors.

SECTION 4.4. President.

     The President shall have such powers and duties as appertain to that office and as may be prescribed by the directors.

SECTION 4.5.  Vice Presidents.

     The Vice Presidents in the order designated by the directors shall perform the duties of the President in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the directors may prescribe. In case the President and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.

SECTION 4.6.  Secretary.

     The Secretary shall keep the minutes of all meetings of the shareholders and the directors. He shall keep such books as may be required by the directors, shall have charge of the seal, minute books and stock books of the Company, and shall give all notices of meetings of the shareholders and of the directors, and shall have such other powers and duties as the directors may prescribe.

SECTION 4.7.  Treasurer.

     The Treasurer shall receive and have in charge all money, bills, notes, bonds, shares in other corporations and similar property belonging to the Company, and shall do with the same as may be ordered by the directors. He shall formulate and administer credit and collection policies and procedures, and shall represent the Company in its relations with banks and other financial institutions, subject to instructions from the directors. On the expiration of his term of office, he shall turn over to his successor, or to the directors, all property, books, papers, and money of the Company in his hands.

SECTION 4.8.  Controller.

     The Controller shall be the chief accounting officer of the Company, and shall supervise the keeping of the financial accounts of the Company.

SECTION 4.9.  Other Officers.

     The other officers, if any, shall have such powers and duties as the directors may prescribe.

SECTION 4.10.  Change in Power and Duties of Officers.

     Anything in this Article IV to the contrary notwithstanding, the Board of Directors may, from time to time, increase or reduce the powers and duties of the respective officers of the Company whether or not the same are set forth in this Code of Regulations and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

SECTION 4.11.  Compensation.

     The directors are authorized to determine or to provide the method of determining the compensation of officers.

SECTION 4.12.  Bond.

     Any officer, if required by the directors, shall give bond for the faithful performance of his duties. Any surety on such bond shall be at the expense of the Company.

SECTION 4.13.  Signing Checks and Other Instruments.

     The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned, or endorsed.

SECTION 4.14.  Authority to Transfer and Vote Securities.

     The Chairman of the Board, the President, the Secretary or the Treasurer of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                                    ARTICLE V

                                   AMENDMENTS

     SECTION 5.1. The regulations may be altered, changed, or amended in any respect, or superseded by new regulations, in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Company with respect thereto at an annual or special meeting called for such purpose or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power with respect thereto.

     SECTION 5.2. Notwithstanding any other provisions of these Regulations or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or these Regulations, the affirmative vote of the holders of at least 80% of the Corporation's voting power shall be required to alter, amend or repeal Article 11, Section 2.1 of these Regulations.


                                   CERTIFICATE

     I hereby certify that the foregoing is a true and correct copy of the Regulations of Cooper Industries, Inc. at present in force.

     IN WITNESS WHEREOF, I have hereunto set my hand as ______________________ Secretary of said Company and have affixed its corporate seal this _______ day of ___________________, 19_____.



                             -------------------------------------------------
                                           Secretary of Cooper Industries, Inc.